AMENDMENT TO THE
AMENDED AND RESTATED PARTICIPATION AGREEMENT
     AMENDMENT made this 29th day of September, 2007 to the Participation Agreement (the “Agreement”), dated July 1, 2003 and amended and restated on May 1, 2004, April 20, 2005 and March 26, 2007, by and among JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.) (formerly, The Manufacturers Life Insurance Company (U.S.A.)), a stock life insurance company existing under the laws of Michigan (“Manulife USA”), JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK (formerly, The Manufacturers Life Insurance Company of New York, a stock life insurance company organized under the laws of New York (“Manulife New York”)), JOHN HANCOCK LIFE INSURANCE COMPANY (“John Hancock”) and JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY (“John Hancock Life”) (Manulife USA, Manulife New York, John Hancock and John Hancock Life are each referred to herein as a “Company” and collectively as the “Companies”), each on behalf of itself and its variable annuity and variable life insurance separate accounts (each an “Account;” collectively, the “Accounts”), JOHN HANCOCK TRUST, formerly, Manufacturers Investment Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (the “Trust”) and JOHN HANCOCK DISTRIBUTORS, LLC, formerly, Manulife Financial Securities LLC, a limited liability company organized under the laws of Delaware (the “Distributor”).
     WHEREAS, the parties desire to amend the Agreement to harmonize the Agreement’s provision concerning the voting of Trust shares and the mirror voting procedures implemented pursuant to Rule 38a-1 under the Investment Company Act of 1940.
     NOW, THEREFORE, in consideration of their mutual promises, the Companies, the Trust and the Distributor agree as follows:
     Section 2.4 of the Agreement is deleted in its entirety and replaced with the following:
     2.4 As long as and to the extent that the SEC interprets the 1940 Act to require pass-through voting privileges for variable contract owners, each of the Companies (i) will provide pass-through voting privileges to Contract owners whose Contract values are invested, through Accounts registered with the SEC under the 1940 Act, in shares of the Funds, (ii) may, to the extent it deems appropriate, provide pass-through voting privileges to Contract owners whose contract values are invested, through Accounts which are not so registered with the SEC, in shares of the Funds, (iii) when it provides pass-through voting privileges to Contract owners whose Contract values are invested, through an Account registered with the SEC under the 1940 Act, in shares of a Fund, will vote shares held in that Account for which no Contract owner instructions are timely received by the Company in the same proportion as those shares of the Fund held in all Accounts maintained by that Company which are registered with the SEC under the 1940 Act for which Contract owner instructions are timely received, and (iv) will vote shares of a Fund which it is otherwise entitled to vote on any matter in the same proportion as the voting instructions with respect to that matter which all Companies have timely received from Contract owners whose Contract values are invested in shares of the Fund through all Accounts that are maintained by the Companies and that are registered with the SEC under the 1940 Act. Notwithstanding the foregoing, each of the Companies may vote shares of a Fund in such other manner as may be required or permitted by Rule 6e-2 or Rule 6e-3(T) under the 1940 Act or otherwise by the SEC or its staff, provided that each Company will assure that each of its Accounts investing in a Fund calculates voting privileges in a manner consistent with other Companies investing in that Fund.
     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date first written above.

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.) (on behalf of itself and its Accounts)

By: Name:	/s/James R. Boyle James R. Boyle
Title:	Executive Vice President, U.S. Insurance

JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK (on behalf of itself and its Accounts)

By: Name:	/s/James R. Boyle James R. Boyle
Title:	Executive Vice President, U.S. Insurance

JOHN HANCOCK LIFE INSURANCE COMPANY

By: Name:	/s/James R. Boyle James R. Boyle
Title:	Executive Vice President

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

By: Name:	/s/James R. Boyle James R. Boyle
Title:	President

JOHN HANCOCK TRUST

By: Name:	/s/Keith F. Hartstein Keith F. Hartstein
Title:	President

JOHN HANCOCK DISTRIBUTORS, LLC

By: Name:	/s/ Jeff Long Jeff Long
Title:	Chief Financial Officer